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                                                                EXHIBIT 4.11

                                  CINERGY CORP.


                                       and


              [                         ], as Collateral Agent


                                       and


           [                          ], as Securities Intermediary


                                       and


          [                           ], as Purchase Contract Agent




                            FORM OF PLEDGE AGREEMENT


                           Dated as of _________, 2001

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                                         TABLE OF CONTENTS

                                           -------------


                                                                                                   PAGE
                                                                                                   ----
ARTICLE 1
     DEFINITIONS
     SECTION 1.01.  DEFINITIONS......................................................................2

ARTICLE 2
     PLEDGE
     SECTION 2.01.  PLEDGE...........................................................................6
     SECTION 2.02.  CONTROL; FINANCING STATEMENT.....................................................6
     SECTION 2.03.  TERMINATION......................................................................7

ARTICLE 3
     DISTRIBUTIONS ON PLEDGED COLLATERAL
     SECTION 3.01.  INCOME DISTRIBUTIONS.............................................................7
     SECTION 3.02.  PRINCIPAL PAYMENTS FOLLOWING TERMINATION EVENT...................................7
     SECTION 3.03.  PRINCIPAL PAYMENTS PRIOR TO OR ON PURCHASE CONTRACT SETTLEMENT DATE..............7
     SECTION 3.04.  PAYMENTS TO PURCHASE CONTRACT AGENT..............................................8
     SECTION 3.05.  ASSETS NOT PROPERLY RELEASED.....................................................9

ARTICLE 4
     CONTROL
     SECTION 4.01.  ESTABLISHMENT OF COLLATERAL ACCOUNT..............................................9
     SECTION 4.02.  TREATMENT AS FINANCIAL ASSETS...................................................10
     SECTION 4.03.  SOLE CONTROL BY COLLATERAL AGENT................................................10
     SECTION 4.04.  SECURITIES INTERMEDIARY'S LOCATION..............................................10
     SECTION 4.05.  NO OTHER CLAIMS.................................................................10
     SECTION 4.06.  INVESTMENT AND RELEASE..........................................................10
     SECTION 4.07.  STATEMENTS AND CONFIRMATIONS....................................................10
     SECTION 4.08.  TAX ALLOCATIONS.................................................................11
     SECTION 4.09.  NO OTHER AGREEMENTS.............................................................11
     SECTION 4.10.  POWERS COUPLED WITH AN INTEREST.................................................11

ARTICLE 5
     INITIAL DEPOSIT; ESTABLISHMENT OF TREASURY STOCK PURCHASE UNITS AND REESTABLISHMENT OF STOCK
     PURCHASE UNITS
     SECTION 5.01.  INITIAL DEPOSIT OF PREFERRED SECURITIES.........................................11

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                                                                                                   PAGE
                                                                                                   ----
     SECTION 5.02.  ESTABLISHMENT OF TREASURY STOCK PURCHASE UNITS..................................11
     SECTION 5.03.  REESTABLISHMENT OF STOCK PURCHASE UNITS.........................................13
     SECTION 5.04.  TERMINATION EVENT...............................................................15
     SECTION 5.05.  CASH SETTLEMENT.................................................................17
     SECTION 5.06.  EARLY SETTLEMENT................................................................19
     SECTION 5.07.  APPLICATION OF PROCEEDS IN SETTLEMENT OF PURCHASE CONTRACTS.....................19
     SECTION 5.08.  TAX EVENT REDEMPTION............................................................21

ARTICLE 6
     VOTING RIGHTS - PLEDGED PREFERRED SECURITIES AND PLEDGED [SUBORDINATED] NOTES
     SECTION 6.01.  VOTING RIGHTS...................................................................22

ARTICLE 7
     RIGHTS AND REMEDIES
     SECTION 7.01.  RIGHTS AND REMEDIES OF THE COLLATERAL AGENT.....................................22
     SECTION 7.02.  SUBSTITUTION OF [SUBORDINATED] NOTES OR TREASURY PORTFOLIO......................24
     SECTION 7.03.  TAX EVENT REDEMPTION............................................................24
     SECTION 7.04.  SUBSTITUTIONS...................................................................25

ARTICLE 8
     REPRESENTATIONS AND WARRANTIES; COVENANTS
     SECTION 8.01.  REPRESENTATIONS AND WARRANTIES..................................................25
     SECTION 8.02.  COVENANTS.......................................................................26

ARTICLE 9
     THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY
     SECTION 9.01.  APPOINTMENT, POWERS AND IMMUNITIES..............................................27
     SECTION 9.02.  INSTRUCTIONS OF THE COMPANY.....................................................28
     SECTION 9.03.  RELIANCE BY COLLATERAL AGENT AND SECURITIES INTERMEDIARY........................28
     SECTION 9.04.  RIGHTS IN OTHER CAPACITIES......................................................28
     SECTION 9.05.  NON-RELIANCE ON COLLATERAL AGENT AND SECURITIES INTERMEDIARY....................29
     SECTION 9.06.  COMPENSATION AND INDEMNITY......................................................29
     SECTION 9.07.  FAILURE TO ACT..................................................................30
     SECTION 9.08.  RESIGNATION OF COLLATERAL AGENT AND SECURITIES INTERMEDIARY.....................30


                                                    ii

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                                                                                                   PAGE
                                                                                                   ----
     SECTION 9.09.  RIGHT TO APPOINT AGENT OR ADVISOR...............................................32
     SECTION 9.10.  SURVIVAL........................................................................33
     SECTION 9.11.  EXCULPATION.....................................................................33

ARTICLE 10
     AMENDMENT
     SECTION 10.01.  AMENDMENT WITHOUT CONSENT OF HOLDERS...........................................33
     SECTION 10.02.  AMENDMENT WITH CONSENT OF HOLDERS..............................................34
     SECTION 10.03.  EXECUTION OF AMENDMENTS........................................................35
     SECTION 10.04.  EFFECT OF AMENDMENTS...........................................................35
     SECTION 10.05.  REFERENCE OF AMENDMENTS........................................................35

ARTICLE 11
     MISCELLANEOUS
     SECTION 11.01.  NO WAIVER......................................................................35
     SECTION 11.02.  GOVERNING LAW..................................................................36
     SECTION 11.03.  NOTICES........................................................................36
     SECTION 11.04.  SUCCESSORS AND ASSIGNS.........................................................36
     SECTION 11.05.  COUNTERPARTS...................................................................36
     SECTION 11.06.  SEVERABILITY...................................................................36
     SECTION 11.07.  EXPENSES, ETC..................................................................37
     SECTION 11.08.  SECURITY INTEREST ABSOLUTE.....................................................37
     SECTION 11.09.  NOTICE OF TAX EVENT, TAX EVENT REDEMPTION AND TERMINATION EVENT................38



Exhibit A -       Instruction from Purchase Contract Agent to Collateral Agent
                    (Establishment of Treasury Stock Purchase Units)
Exhibit B -       Instruction from Collateral Agent to Securities Intermediary
                    (Establishment of Treasury Stock Purchase Units)
Exhibit C -       Instruction from Purchase Contract Agent to Collateral Agent
                    (Reestablishment of Stock Purchase Units)
Exhibit D -       Instruction from Collateral Agent to Securities Intermediary
                    (Reestablishment of Stock Purchase Units)
Exhibit E -       Notice of Cash Settlement from Securities Intermediary to
                  Purchase Contract Agent (Cash Settlement Amounts)


                                     iii

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                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of _____________, 2001, among CINERGY
CORP., a Delaware corporation (the "COMPANY"), [          ], a _________
banking association, as collateral agent (in such capacity, together with its
successors in such capacity, the "COLLATERAL AGENT"), [           ], a
___________ banking association, as securities intermediary with respect to the Collateral Account (in such capacity, together with its successors in such
capacity, the "SECURITIES INTERMEDIARY"), and [           ], an _________
banking corporation, as purchase contract agent and as attorney-in-fact of the Holders from time to time of the Securities under the Purchase Contract Agreement (in such capacity, together with its successors in such capacity, the "PURCHASE CONTRACT AGENT").

                                    RECITALS

         The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "PURCHASE CONTRACT AGREEMENT"), pursuant to which there may be issued up to _______________________ Stock Purchase Units (the "SECURITIES").

         Each Stock Purchase Unit, at issuance, consists of a unit comprised of
(a) a stock purchase contract (the "PURCHASE CONTRACT") under which the Holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount equal to $[ ] (the "STATED AMOUNT"), a number of shares of Cinergy Corp. common stock, without par value ("COMMON STOCK"), equal to the Settlement Rate, and (b) beneficial ownership of a Preferred Security (a "PREFERRED SECURITY") issued by CC Funding Trust I (the "TRUST"), having a liquidation amount equal to the Stated Amount and maturing on __________, 20__.

         Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided herein of the Collateral Account to secure the Obligations.

         Accordingly, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

         (c) the following terms which are defined in the UCC shall have the meanings set forth therein: "CERTIFICATED SECURITY," "CONTROL," "FINANCIAL ASSET," "ENTITLEMENT ORDER," "SECURITIES ACCOUNT" and "SECURITY ENTITLEMENT";

         (d) the following terms have the meanings assigned to them in the Purchase Contract Agreement: "ACT," "BANKRUPTCY CODE," "BOARD RESOLUTION," "BUSINESS DAY," "CASH SETTLEMENT," "CERTIFICATE," "EARLY SETTLEMENT," "EARLY SETTLEMENT AMOUNT," "EARLY SETTLEMENT DATE," "HOLDER," "OFFICERS' CERTIFICATE," "OPINION OF COUNSEL," "OUTSTANDING SECURITIES," "PURCHASE CONTRACT," "PURCHASE CONTRACT SETTLEMENT DATE," "PURCHASE PRICE," "REMARKETING AGENT," "REMARKETING AGREEMENT," "SETTLEMENT RATE," "STOCK PURCHASE UNIT," "[SUBORDINATED] NOTES," "TERMINATION EVENT," "TREASURY STOCK PURCHASE UNIT," and "UNDERWRITING AGREEMENT";

         (e) the following terms have the meanings assigned to them in the Amended and Restated Declaration of Trust of CC Funding Trust I, of even date herewith (the "DECLARATION"): "APPLICABLE OWNERSHIP INTEREST," "APPLICABLE PRINCIPAL AMOUNT," "FAILED REMARKETING," "INDENTURE," "INDENTURE TRUSTEE," "LIQUIDATION DISTRIBUTION," "PRIMARY TREASURY DEALER," "PROPERTY TRUSTEE," "QUOTATION AGENT," "REDEMPTION AMOUNT," "REDEMPTION PRICE," "TAX EVENT," "TAX EVENT REDEMPTION," "TAX EVENT REDEMPTION DATE," and "TREASURY PORTFOLIO"; and

         (f) the following terms have the meanings given to them in this Section 1.01(f):

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         "AGREEMENT" means this Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

         "CASH" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

         "COLLATERAL ACCOUNT" means the collective reference to:

                  (i) the securities account of [                      ], as
         Collateral Agent, maintained by the Securities Intermediary and
         designated "[              ], as Collateral Agent of Cinergy Corp., as
         pledgee of [         ], as the Purchase Contract Agent on behalf of and
         as attorney-in-fact for the Holders";

                 (ii) all investment property and other financial assets from time to time credited to the Collateral Account, including, without limitation, (A) the Preferred Securities and security entitlements relating thereto which are a component of the Stock Purchase Units from time to time, (B) the Applicable Ownership Interests (as specified in Clause (A) of the definition of such term) of the Holders with respect to the Treasury Portfolio which are a component of the Stock Purchase Units from time to time; (C) the [Subordinated] Notes and security entitlements relating thereto which are a component of the Stock Purchase Units from time to time, (D) any Treasury Securities and security entitlements relating thereto delivered from time to time upon establishment of Treasury Stock Purchase Units in accordance with
         Section 5.02 hereof and (E) payments made by Holders pursuant to
         Section 5.05 hereof;

                (iii) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

                 (iv) all powers and rights now owned or hereafter acquired under or with respect to the Collateral Account

         ((ii), (iii) and (iv), being collectively referred to as the "COLLATERAL").

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

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         "OBLIGATIONS" means, with respect to each Holder, the collective reference to all obligations and liabilities of such Holder under such Holder's Purchase Contract, the Purchase Contract Agreement, and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

         "PERMITTED INVESTMENTS" means any one of the following which shall mature not later than the next succeeding Business Day:

                  (1) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

                  (2) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200.0 million at the time of deposit (and which may include the Collateral Agent);

                  (3) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (2);

                  (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States Government;

                  (5) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has

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         a rating at the time of purchase at least equal to "A-1" by Standard &
         Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("MOODY'S"); and

                  (6) investments in money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

         "PERSON" means any legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PLEDGE" means the lien and security interest created by this Agreement.

         "PLEDGED PREFERRED SECURITIES" means the Preferred Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

         "PLEDGED [SUBORDINATED] NOTES" means [Subordinated] Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

         "PLEDGED TREASURY SECURITIES" means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

         "PROCEEDS" has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and other property received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of any financial assets from time to time held in the Collateral Account.

         "PURCHASE CONTRACT AGENT" has the meaning specified in the paragraph preceding the recitals of this Agreement.

         "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

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         "TRADES REGULATIONS" means the regulations of the United States
Department of the Treasury, published at 31 C.F.R. Part 357, an amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "TRANSFER" means in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective endorsement; in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee's securities account.

         "TREASURY SECURITIES" means zero-coupon U.S. treasury securities (CUSIP No. ___________) which mature on __________________.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

         "VALUE" means, with respect to any item of Collateral on any date, as to (1) Cash, the face amount thereof and (2) Treasury Securities or [Subordinated] Notes, the aggregate principal amount thereof at maturity and (3) the Preferred Securities, the liquidation amount thereof.



                                    ARTICLE 2

                                     PLEDGE

         SECTION 2.01. PLEDGE. Each Holder, acting through the Purchase Contract Agent as such Holder's attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Holder's right, title and interest in and to the Collateral Account to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

         SECTION 2.02. CONTROL; FINANCING STATEMENT.

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         (a) The Collateral Agent shall have control of the Collateral Account pursuant to the provisions of Article 4 of this Agreement.

         (b) Subsequent to the date of initial issuance of the Securities, the Purchase Contract Agent shall deliver to the Collateral Agent a financing statement prepared by the Company for filing in the Office of the Secretary of State of the State of New York and any other jurisdictions which the Company deems necessary, signed by the Purchase Contract Agent, as attorney-in-fact for the Holders, as Debtors, and describing the Collateral.

         SECTION 2.03. TERMINATION. As to each Holder, this Agreement and the Pledge created hereby shall terminate upon the satisfaction of such Holder's Obligations. Upon such termination, the Securities Intermediary shall Transfer such Holder's portion of the Collateral to the Purchase Contract Agent for distribution to such Holder in accordance with his interest, free and clear of any lien, pledge or security interest created hereby.



                                    ARTICLE 3

                       DISTRIBUTIONS ON PLEDGED COLLATERAL

         SECTION 3.01. INCOME DISTRIBUTIONS. All income distributions received by the Securities Intermediary on account of the Preferred Securities, the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, the [Subordinated] Notes or Permitted Investments from time to time held in the Collateral Account shall be
distributed to the Purchase Contract Agent (ABA No. [      ], GLA No. [      ],
A/C No. [      ], Re: Cinergy Corp.) for the benefit of the applicable Holders as provided in the Purchase Contracts or Purchase Contract Agreement.

         SECTION 3.02. PRINCIPAL PAYMENTS FOLLOWING TERMINATION EVENT. All payments received by the Securities Intermediary following a Termination Event of (1) the liquidation amount of Pledged Preferred Securities or securities entitlements thereto, or (2) the Applicable Ownership Interests (as specified in Clause (A) of the definition thereof) of the Treasury Portfolio, (3) the aggregate principal amount of the Pledged [Subordinated] Notes or securities entitlements thereto, or (4) the principal amount of the Pledged Treasury Securities, shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

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         SECTION 3.03. PRINCIPAL PAYMENTS PRIOR TO OR ON PURCHASE CONTRACT
SETTLEMENT DATE.

         (a) Subject to the provisions of Section 5.08 and Section 7.02, and except as provided in clause 3.03(b) below, if no Termination Event shall have occurred, all payments received by the Securities Intermediary of (1) the liquidation amount with respect to the Pledged Preferred Securities or security entitlements with respect thereto, (2) the principal amount of Applicable Ownership Interests (as specified in Clause (A) of the definition thereof) of the Treasury Portfolio, (3) the aggregate principal amount with respect to the Pledged [Subordinated] Notes or security entitlements with respect thereto or
(4) the principal amount of Pledged Treasury Securities, shall be held and invested in Permitted Investments until the Purchase Contract Settlement Date and on the Purchase Contract Settlement Date distributed to the Company as provided in Section 5.07 hereof. Any balance remaining in the Collateral Account shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests. Upon the request of the Securities Intermediary, the Company shall instruct the Securities Intermediary as to the type of Permitted Investments in which any payments made under this Section shall be invested, provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time), the Securities Intermediary shall invest such payments in the Permitted Investments described in clause (6) of the definition of Permitted Investments.

         (b) All payments received by the Securities Intermediary of (1) the liquidation amount of Preferred Securities or security entitlements with respect thereto, (2) Applicable Ownership interests (as specified in Clause (A) of the definition thereof) of the Treasury Portfolio, (3) the aggregate principal amount with respect to the [Subordinated] Notes or security entitlements with respect thereto or (4) the principal amount of Treasury Securities or security entitlements with respect thereto, that, in each case, have been released from the Pledge shall be distributed to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

         SECTION 3.04. PAYMENTS TO PURCHASE CONTRACT AGENT. The Securities Intermediary shall use all commercially reasonable efforts to deliver payments to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Securities Intermediary

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shall use all commercially reasonable efforts to deliver such payment no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

         SECTION 3.05. ASSETS NOT PROPERLY RELEASED. If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers' Certificate of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the Holders, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received.



                                    ARTICLE 4

                                     CONTROL

         SECTION 4.01. ESTABLISHMENT OF COLLATERAL ACCOUNT. The Securities Intermediary hereby confirms that:

         (a) the Securities Intermediary has established the Collateral
Account;

         (b) the Collateral Account is a securities account;

         (c) subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Purchase Contract Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

         (d) all property delivered to the Securities Intermediary pursuant to this Agreement or the Purchase Contract Agreement will be credited promptly to the Collateral Account;

         (e) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder, payable to the order of the Purchase Contract Agent or any Holder or specially indorsed to the Purchase Contract Agent or any Holder.

         SECTION 4.02. TREATMENT AS FINANCIAL ASSETS. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

         SECTION 4.03. SOLE CONTROL BY COLLATERAL AGENT. Except as provided in
Section 6.01, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions with respect to the Collateral Account solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

         SECTION 4.04. SECURITIES INTERMEDIARY'S LOCATION. The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's location.

         SECTION 4.05. NO OTHER CLAIMS. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without making any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

         SECTION 4.06. INVESTMENT AND RELEASE. All proceeds of financial assets from time to time deposited in the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

         SECTION 4.07. STATEMENTS AND CONFIRMATIONS. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence

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concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

         SECTION 4.08. TAX ALLOCATIONS. The Purchase Contract Agent shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service and all state and local taxing authorities under the names and taxpayer identification numbers of the Holders which are the beneficial owners thereof. Neither the Securities Intermediary nor the Collateral Agent shall have any tax reporting duties hereunder.

         SECTION 4.09. NO OTHER AGREEMENTS. The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

         SECTION 4.10. POWERS COUPLED WITH AN INTEREST. The rights and powers granted in this Article 4 to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Article 4 shall continue in effect until the termination of the Pledge.



                                    ARTICLE 5

       INITIAL DEPOSIT; ESTABLISHMENT OF TREASURY STOCK PURCHASE UNITS AND
                     REESTABLISHMENT OF STOCK PURCHASE UNITS

         SECTION 5.01. INITIAL DEPOSIT OF PREFERRED SECURITIES. Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Stock Purchase Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Preferred Securities or security entitlements relating thereto, and the Securities Intermediary shall indicate by book-entry that a securities entitlement to such Preferred Securities has been credited to the Collateral Account.

         SECTION 5.02. ESTABLISHMENT OF TREASURY STOCK PURCHASE UNITS.

         (a) So long as no Tax Event Redemption shall have occurred, and the Trust shall not have been dissolved and liquidated, at any time prior to or on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Stock Purchase Units shall have the right to establish or reestablish Treasury Stock Purchase Units by substitution of Treasury Securities or security entitlements with respect thereto for the Pledged Preferred Securities comprising a part of such Holder's Stock Purchase Units in integral multiples of 40 Stock Purchase Units by:

                  (i) Transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements with respect thereto having a Value equal to the aggregate liquidation amount of the Pledged Preferred Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or security entitlements with respect thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Preferred Securities that are a component of such Stock Purchase Units; and

                 (ii) delivering the related Stock Purchase Units to the Purchase Contract Agent.

         Upon receipt of such notice and confirmation that Treasury Securities or security entitlements with respect thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged Preferred Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

         (b) If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Stock Purchase Units, a Holder of Stock Purchase Units shall not have the right to establish or reestablish Treasury Stock Purchase Units.

         (c) If no Tax Event Redemption shall have occurred, but the Trust shall have been dissolved and liquidated, and the [Subordinated] Notes have become a component of the Stock Purchase Units, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Stock

Purchase Units shall have the right to substitute Treasury Securities or security entitlements with respect thereto for the Pledged [Subordinated] Notes comprising a part of such Holder's Stock Purchase Units in integral multiples of 40 Stock Purchase Units by:

                  (i) Transferring to the Securities Intermediary for credit to the Collateral Account Treasury Securities or security entitlements with respect thereto having a Value equal to the aggregate principal amount at maturity of Pledged [Subordinated] Notes to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit A hereto, (A) stating that such Holder has Transferred Treasury Securities or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or securities entitlements with respect thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged [Subordinated] Notes that are a component of such Stock Purchase Units; and

                 (ii) delivering the related Stock Purchase Units to the Purchase Contract Agent.

         Upon receipt of such notice and confirmation that Treasury Securities or security entitlements with respect thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit B hereto, to release such Pledged [Subordinated] Notes from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder free and clear of any lien, pledge or security interest created hereby.

         (d) Upon credit to the Collateral Account of Treasury Securities or security entitlements with respect thereto delivered by a Holder of Stock Purchase Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Pledged Preferred Securities or the Pledged [Subordinated] Notes, as the case may be, and shall promptly transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

         SECTION 5.03. REESTABLISHMENT OF STOCK PURCHASE UNITS.

          (a) So long as no Tax Event Redemption shall have occurred, and the Trust shall not have been dissolved and liquidated, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury Stock Purchase Units shall have the right to reestablish Stock Purchase Units by substitution of Preferred Securities or security entitlements with respect thereto for Pledged Treasury Securities in integral multiples of 40 Treasury Stock Purchase Units by:

                  (i) Transferring to the Securities Intermediary for credit to the Collateral Account Preferred Securities or security entitlements with respect thereto having a liquidation amount equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, stating that such Holder has transferred Preferred Securities or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account and requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury Stock Purchase Units; and

                 (ii) Delivering the related Treasury Stock Purchase Units to the Purchase Contract Agent.

         Upon receipt of such notice and confirmation that Preferred Securities or security entitlements thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice in the form provided in Exhibit D to release such Pledged Treasury Securities from the Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

         (b) If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Stock Purchase Units, a holder of a Treasury Stock Purchase Unit shall not have the right to reestablish a Stock Purchase Unit.

         (c) If no Tax Event Redemption shall have occurred, but the Trust shall have been dissolved and liquidated, and the [Subordinated] Notes have become a component of the Stock Purchase Units, at any time on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, a Holder of Treasury Stock Purchase Units shall have the right to reestablish Stock Purchase Units by substitution of [Subordinated] Notes or security entitlements with respect thereto for

Pledged Treasury Securities in integral multiples of 40 Treasury Stock Purchase Units by:

                  (i) Transferring to the Securities Intermediary for credit to the Collateral Account [Subordinated] Notes or security entitlements with respect thereto having a principal amount equal to the Value of the Pledged Treasury Securities to be released, accompanied by a notice, substantially in the form of Exhibit C to the Purchase Contract Agreement, whereupon the Purchase Contract Agent shall deliver to the Collateral Agent a notice, substantially in the form of Exhibit C hereto, stating that such Holder has Transferred the [Subordinated] Notes or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account and requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities related to such Treasury Stock Purchase Units; and

                 (ii) delivering the related Treasury Stock Purchase Units to the Purchase Contract Agent.

         Upon receipt of such notice and confirmation that [Subordinated] Notes or security entitlements with respect thereto have been credited to the Collateral Account as described in such notice, the Collateral Agent shall instruct the Securities Intermediary by a notice in the form provided in Exhibit D to release such Pledged Treasury Securities from Pledge by Transfer to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

         (d) Upon credit to the Collateral Account of Preferred Securities or security entitlements with respect thereto or [Subordinated] Notes or security entitlements with respect thereto, as the case may be, delivered by a Holder of Treasury Stock Purchase Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall release the Pledged Treasury Securities and shall promptly transfer the same to the Purchase Contract Agent for distribution to such Holder, free and clear of any lien, pledge or security interest created hereby.

         SECTION 5.04. TERMINATION EVENT.

         (a) Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer:

                  (i) any Pledged Preferred Securities or security entitlements with respect thereto or the Applicable Ownership Interest (as specified in clause

         (A) of the definition of such term) of the Treasury Portfolio (if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Stock Purchase Units) or the Pledged [Subordinated] Notes (if the Trust has been dissolved and liquidated, and the [Subordinated] Notes or security entitlements with respect thereto have become a component of the Stock Purchase Units);

                 (ii) any Pledged Treasury Securities, and

                (iii) payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.05 hereof,

to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders in accordance with their respective interests, free and clear of any lien, pledge or security interest or other interest created hereby; provided, however, if any Holder shall be entitled to receive less than $1,000 with respect to his interest in the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, the Purchase Contract Agent shall have the right to dispose of such interest for cash and deliver to such Holder cash in lieu of delivering the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio.

         (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Preferred Securities, the Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, the Pledged [Subordinated] Notes, the Pledged Treasury Securities or payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.05 hereof, as the case may be, as provided by this Section 5.04, the Purchase Contract Agent shall:

                  (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 5.04, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Preferred Securities,

         Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, all the Pledged [Subordinated] Notes, the Pledged Treasury Securities, the payments by Holders or the Permitted Investments of such payments pursuant to Section 5.05 hereof or the Proceeds of any of the foregoing, as the case may be, as provided in this Section 5.04, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Preferred Securities, Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, all the Pledged [Subordinated] Notes, the Pledged Treasury Securities, or the payments by Holders or the Permitted Investments of such payments pursuant to Section 5.05 hereof, or as the case may be, as provided by this Section 5.04; or

                 (ii) commence an action or proceeding like that described in clause 5.04(b)(i) hereof within ten days after the occurrence of such Termination Event.

         SECTION 5.05. CASH SETTLEMENT.

         (a) Upon receipt by the Collateral Agent of (1) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Stock Purchase Units that such Holder has elected, in accordance with the procedures specified in Section 5.02(a)(i) or
(d)(i) of the Purchase Contract Agreement, respectively, to effect a Cash Settlement and (2) payment by such Holder by deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, in the case of a Stock Purchase Unit, unless a Tax Event Redemption has occurred, or on the Business Day prior to the Purchase Contract Settlement Date in the case of Treasury Stock Purchase or a Stock Purchase Unit, if a Tax Event Redemption has occurred, of the Purchase Price in lawful money of the United States by certified or cashier's check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary, then the Collateral Agent shall:

                  (i) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments;

                 (ii) release from the Pledge the Stock Purchase Unit holder's or the Treasury Stock Purchase Unit holder's related Pledged Preferred Securities,

         Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, the Pledged [Subordinated] Notes or Pledged Treasury Securities, as applicable, as to which such Holder has elected to effect a Cash Settlement pursuant to this Section 5.05(a); and

                (iii) instruct the Securities Intermediary to Transfer all such Pledged Preferred Securities, Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, Pledged [Subordinated] Notes or the Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holder, in each case free and clear of the Pledge created hereby, for distribution to such Holder.

         Upon the request of the Securities Intermediary, the Company shall instruct the Securities Intermediary in writing as to the type of Permitted Investments in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such written instructions by 10:30 a.m. (New York City time), the Securities Intermediary shall invest such Cash in the Permitted Investments described in clause (6) of the definition of Permitted Investments.

         Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall
(A) instruct the Securities Intermediary to pay the portion of such proceeds and deliver any certified or cashier's checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and (B) instruct the Securities Intermediary to release any amounts in excess of the Purchase Price earned from such Permitted Investments to the Purchase Contract Agent for distribution to such Holder.

          (b) If a Holder of Stock Purchase Units (if a Tax Event Redemption shall not have occurred) notifies the Purchase Contract Agent as provided in paragraph 5.02(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.02(a)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have consented to the disposition of such Holder's Pledged Preferred Securities or Pledged [Subordinated] Notes in accordance with paragraph 5.02(a)(iii) of the Purchase Contract Agreement.

          (c) If a Holder of a Treasury Stock Purchase Unit or a Holder of Stock Purchase Unit (if a Tax Event Redemption shall have occurred) notifies the Purchase Contract Agent as provided in paragraph 5.02(d)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.02(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay the Purchase Price in accordance with paragraph 5.02(d)(iii) of the Purchase Contract Agreement.

         (d) As soon as practicable after 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, the Securities Intermediary shall deliver to the Purchase Contract Agent a notice, substantially in the form of Exhibit E hereto, stating (i) the amount of cash that it has received with respect to the Cash Settlement of Stock Purchase Units and (ii) the amount of cash that it has received with respect to the Cash Settlement of Treasury Stock Purchase Units.

         SECTION 5.06. EARLY SETTLEMENT. Upon receipt by the Collateral Agent of a notice from the Purchase Contract Agent that a Holder of Securities has elected to effect Early Settlement of its obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and Section 5.07 of the Purchase Contract Agreement (which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (1) Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definitions at such term) of the Treasury Portfolio or Pledged [Subordinated] Notes in the case of a Holder of Stock Purchase Units or (2) Pledged Treasury Securities, in the case of a Holder of Treasury Stock Purchase Units, with a Value equal to the product of (x) the Stated Amount times (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Preferred Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definitions at such term) of the Treasury Portfolio or Pledged [Subordinated] Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for the benefit of such Holder, in each case free and clear of the Pledge created hereby, for distribution to such Holder. A Treasury Stock Purchase Unit holder may settle early only in integral multiples of 40 Purchase Contracts.

         SECTION 5.07. APPLICATION OF PROCEEDS IN SETTLEMENT OF PURCHASE CONTRACTS.

         (a) If a Holder of Stock Purchase Units (if a Tax Event Redemption has not occurred) has not elected to make an effective Cash Settlement by notifying the

Purchase Contract Agent in the manner provided for in Section 5.02(a)(i) in the Purchase Contract Agreement, or has given such notice but failed to deliver the required cash prior to 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the remarketing of the related Pledged Preferred Securities or Pledged [Subordinated] Notes. Upon written notice of such event from the Purchase Contract Agent, the Collateral Agent shall instruct the Securities Intermediary to Transfer the related Pledged Preferred Securities or Pledged [Subordinated] Notes to the Remarketing Agent for remarketing. Upon receiving such Pledged Preferred Securities or Pledged [Subordinated] Notes, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use reasonable efforts to remarket such Pledged Preferred Securities or Pledged [Subordinated] Notes. The Remarketing Agent will deposit the Proceeds of such remarketing (less $[0.0625] per each Preferred Security remarketed, which shall be retained by the Remarketing Agent as a fee for its services in the Remarketing) in the Collateral Account, and the Securities Intermediary shall invest the Proceeds of the remarketing in Permitted Investments in clause (6) of the definition of Permitted Investments. On the Purchase Contract Settlement Date, the Purchase Contract Agent shall give written direction to the Collateral Agent specifying the instruction the Collateral Agent shall give to the Securities Intermediary in order to apply a portion of the Proceeds from such remarketing equal to the aggregate liquidation amount of the Preferred Securities or aggregate principal amount of such Pledged [Subordinated] Note to satisfy in full such Holder's obligations to pay the Purchase Price to purchase the shares of Common Stock under the related Purchase Contracts and the balance of the Proceeds from the remarketing, if any, that shall be transferred to the Purchase Contract Agent for the benefit of such Holder for distribution to such Holder.

         If the Remarketing Agent advises the Collateral Agent in writing that there has been a Failed Remarketing, thus resulting in an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company shall, at the written direction of the Company, use commercially reasonable efforts to dispose of the Pledged Preferred Securities or Pledged [Subordinated] Notes in accordance with applicable law and apply the proceeds from such disposition towards such Holder's obligations to pay the Purchase Price for the shares of Common Stock.

          (b) If a Holder of a Treasury Stock Purchase Unit or a Holder of Stock Purchase Unit (if a Tax Event Redemption has occurred) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.02(d)(i) of the Purchase Contract Agreement, or has given such notice but failed to make such payment in the manner required by Section 5.02(d)(ii) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be. Promptly, after 11:00 a.m. (New York City time) on the Business Day immediately prior to the Purchase Contract Settlement Date, the Securities Intermediary shall invest the Cash Proceeds of the maturing Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in Permitted Investments in clause 6 of the definition of Permitted Investments, unless prior to 10:30 a.m. (New York City time), the Company shall otherwise instruct the Securities Intermediary as to the type of Permitted Investments in which any such Cash Proceeds shall be invested. Without receiving any instruction from any such Holder, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or such Applicable Ownership
Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities or such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the case may be, and the investment earnings from the investment in Permitted Investments exceeds the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall instruct the Securities Intermediary to distribute such excess, when received, to the Purchase Contract Agent for the benefit of such Holder for distribution to such Holder.

         SECTION 5.08. TAX EVENT REDEMPTION. If the Securities Intermediary receives written notice that a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the Securities Intermediary shall apply the Redemption Amount to purchase the Treasury Portfolio and the Securities Intermediary shall credit the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Account and shall transfer the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio to the Purchase Contract Agent for distribution to the Holders of the Stock Purchase Units. Upon credit to the Collateral Account of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio having a Value equal to the liquidation amount of the Pledged Preferred Securities or the aggregate principal amount of the Pledged [Subordinated] Notes, the Securities Intermediary shall release the Pledged Preferred Securities or the Pledged [Subordinated] Notes, as applicable, from the Collateral Account and shall promptly transfer the Pledged Preferred Securities to the Trust and the Pledged [Subordinated] Notes to the Company, as applicable.



                                    ARTICLE 6

             VOTING RIGHTS - PLEDGED PREFERRED SECURITIES AND PLEDGED
                               [SUBORDINATED] NOTES

         SECTION 6.01. VOTING RIGHTS. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Preferred Securities or the Pledged [Subordinated] Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Preferred Securities or the Pledged [Subordinated] Notes; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Preferred Securities or the Pledged [Subordinated] Notes, including notice of any meeting at which holders of the Preferred Securities or the [Subordinated] Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of the Preferred Securities or [Subordinated] Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Preferred Securities or the Pledged [Subordinated] Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Preferred Securities or the Pledged [Subordinated] Notes.

                                    ARTICLE 7

                               RIGHTS AND REMEDIES


         SECTION 7.1.  RIGHTS AND REMEDIES OF THE COLLATERAL AGENT.

         (a) In addition to the rights and remedies specified in Section 5.07 hereof or otherwise available at law or in equity, after an event of default (as specified in Section 7.01(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Pledged Preferred Securities, Pledged [Subordinated] Notes, Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in full satisfaction of the Holders' obligations under the Purchase Contracts and the Purchase Contract Agreement or (2) sale of the Pledged Preferred Securities, Pledged [Subordinated] Notes, Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in one or more public or private sales.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, or on account of principal payments of any Pledged Treasury Securities as provided in Article 3 hereof, in satisfaction of the Obligations of the Holder of the Stock Purchase Units (if a Tax Event Redemption has occurred) of which such appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Holder of the Treasury Stock Purchase Units of which such Pledged Treasury Securities, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the liquidation amount of the Pledged Preferred Securities, (ii) the principal amount of the Pledged [Subordinated] Notes, (iii) the principal amount of the Pledged Treasury Securities and (iv) the principal amount of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, subject, in each case, to the provisions of Section 3 hereof, and as otherwise granted herein.

         (d) The Purchase Contract Agent and each Holder of Securities agrees that, from time to time, upon the written request of the Collateral Agent or the Purchase Contract Agent, such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent acts, its own negligent failure to act or its own willful misconduct.

         SECTION 7.2. SUBSTITUTION OF [SUBORDINATED] NOTES OR TREASURY PORTFOLIO. If the Trust shall have been dissolved and liquidated prior to the Purchase Contract Settlement Date, the Securities Intermediary shall transfer to the Collateral Agent [Subordinated] Notes having a Value equal to the liquidation amount of the Pledged Preferred Securities for credit to the Collateral Account. Upon credit to the Collateral Account of such [Subordinated] Notes, the Collateral Agent shall release the Pledged Preferred Securities from the Collateral Account and shall promptly transfer the same to the Trust.

         Notwithstanding the foregoing, in the event of a dissolution and liquidation of the Trust, if a Liquidation Distribution is to be distributed in lieu of the [Subordinated] Notes as provided for in the Declaration, the Liquidation Distribution shall be credited to the Collateral Account by the Property Trustee, on or prior to 12:30 p.m., New York City time on the date of distribution of the Liquidation Distribution, by federal funds check or wire transfer of immediately available funds. The Collateral Agent is hereby authorized to present the Pledged Preferred Securities for payment as may be required by their terms. Upon receipt of such funds, the Pledged Preferred Securities shall be released from the Collateral Account. In the event such funds are credited to the Collateral Account, the Collateral Agent, at the written direction of the Company, shall instruct the Securities Intermediary to
(a) apply an amount equal to the Redemption Amount of such Liquidation Distribution to purchase the Treasury Portfolio from the Quotation Agent for credit to the Collateral Account and (b) promptly remit the remaining portion of such Liquidation Distribution, if any, to the Purchase Contract Agent for payment to the Holders of Stock Purchase Units.

         SECTION 7.3. TAX EVENT REDEMPTION. Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Amount, plus any accumulated and unpaid distributions, or any accrued and unpaid interest, as the case may be, payable on the Tax Event Redemption Date with respect to the Applicable Principal Amount shall be credited to the Collateral Account by the Property Trustee or, in case there has been a dissolution of the Trust and the distribution of the related [Subordinated] Notes, by the Indenture Trustee, on or prior to 12:30 p.m., New York City time on such Tax Event Redemption Date, by federal funds check or wire transfer of immediately available funds. The Collateral Agent is hereby authorized to present the Pledged Preferred Securities or the Pledged [Subordinated] Notes for payment as may be required by their respective terms. Upon receipt of such funds, the Pledged Preferred Securities or Pledged [Subordinated] Notes, as the case may be, shall be released from the Collateral Account. In the event such funds are credited to the Collateral Account, the Collateral Agent, at the written direction of the Company, shall instruct the Securities Intermediary to (a) apply an amount equal to the Redemption Amount of such funds to purchase the Treasury Portfolio from the Quotation Agent for credit to the Collateral Account and (b) promptly remit the remaining portion of such funds, if any, to the Purchase Contract Agent for payment to the Holders of Stock Purchase Units.

         SECTION 7.4. SUBSTITUTIONS. Whenever a Holder has the right to substitute Treasury Securities, Preferred Securities, [Subordinated] Notes or security entitlements for any of them or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

                                    ARTICLE 8

                    REPRESENTATIONS AND WARRANTIES; COVENANTS


         SECTION 8.1. REPRESENTATIONS AND WARRANTIES. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder's interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

         (a) such Holder has the power to grant a security interest in and lien on the Collateral;

         (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Securities Intermediary for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 2 hereof;

         (c) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article 4 hereof); and

         (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

         SECTION 8.2. COVENANTS. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a

Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

         (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

         (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with the Transfer of the Securities.



                                    ARTICLE 9

              THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY

         It is hereby agreed as follows:

         SECTION 9.1. APPOINTMENT, POWERS AND IMMUNITIES. The Collateral Agent and Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent and Securities Intermediary by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent and Securities Intermediary shall:

         (a) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent and Securities Intermediary, nor shall the Collateral Agent and Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

         (b) not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent and Securities Intermediary), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent and Securities Intermediary) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;

         (c) not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 9.02 hereof, subject to Section 9.06 hereof);

         (d) not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and

         (e) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

         No provision of this Agreement shall require the Collateral Agent or Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent or Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, each of the Collateral Agent and the Securities Intermediary in its individual capacity hereby waives any right of setoff, bankers' lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

         SECTION 9.2. INSTRUCTIONS OF THE COMPANY. The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing contained in this Section 9.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         SECTION 9.3. RELIANCE BY COLLATERAL AGENT AND SECURITIES INTERMEDIARY. Each of the Securities Intermediary and the Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent and the Securities Intermediary. As to any matters not expressly provided for by this Agreement, the Collateral Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

         SECTION 9.4. RIGHTS IN OTHER CAPACITIES. The Collateral Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

         SECTION 9.5. NON-RELIANCE ON COLLATERAL AGENT AND SECURITIES INTERMEDIARY. Neither the Securities Intermediary nor the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. Neither the Collateral Agent nor the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent or the Securities Intermediary or any of their respective affiliates.

         SECTION 9.6. COMPENSATION AND INDEMNITY. The Company agrees to:

         (a) pay the Collateral Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

         (b) indemnify and hold harmless the Collateral Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the "INDEMNITEES"), harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) (collectively, "Losses" and individually, a "LOSS") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement; and

         (c) in addition to and not in limitation of paragraph (b) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent's or the Securities Intermediary's acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

         SECTION 9.7. FAILURE TO ACT. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Securities Intermediary shall be entitled to refuse to act until either:

         (a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or the Securities Intermediary; or

         (b) the Collateral Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

The Collateral Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         SECTION 9.8. RESIGNATION OF COLLATERAL AGENT AND SECURITIES
INTERMEDIARY.

         (a) Subject to the appointment and acceptance of a successor Collateral Agent as provided below:

             (i) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities;

             (ii) the Collateral Agent may be removed at any time by the Company; and

             (iii) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent, acting at the direction of the Holders of Securities.

The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Company or the Purchase Contract Agent giving notice of such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor

Collateral Agent. The Collateral Agent shall be a bank or a national banking association which has an office (or an agency office) in New York City with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         (b) Subject to the appointment and acceptance of a successor Securities Intermediary as provided below:

             (i) the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities;

             (ii) the Securities Intermediary may be removed at any time by the Company; and

             (iii) if the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Securities Intermediary may be removed by the Purchase Contract Agent.

The Purchase Contract Agent shall promptly notify the Company of any removal of the Securities Intermediary pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Securities Intermediary. If no successor Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Securities Intermediary's giving of notice of resignation or the Company or the Purchase Contract Agent giving notice of such removal, then the retiring Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary. The Securities Intermediary shall be a bank or a national banking association which has an office (or an agency office) in New York

City with a combined capital and surplus of at least $50,000,000 and shall not be the Purchase Contract Agent or any of its affiliates. Upon the acceptance of any appointment as Securities Intermediary hereunder by a successor Securities Intermediary, such successor Securities Intermediary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Securities Intermediary, and the retiring Securities Intermediary shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor Securities Intermediary. The retiring Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Securities Intermediary hereunder. After any retiring Securities Intermediary's resignation hereunder as Securities Intermediary, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Securities Intermediary.

         SECTION 9.9. RIGHT TO APPOINT AGENT OR ADVISOR. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 9.09 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

         SECTION 9.10. SURVIVAL. The provisions of this Article 9 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

         SECTION 9.11. EXCULPATION. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent or the Securities Intermediary, or any of them.

                                   ARTICLE 10

                                    AMENDMENT

         SECTION 10.1. AMENDMENT WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, to:

         (a) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company;

         (b) evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent;

         (c) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company, provided such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder; or

         (d) cure any ambiguity (or formal defect), correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

         SECTION 10.2. AMENDMENT WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of such Holders delivered to the Company, the Purchase Contract Agent, the Securities Intermediary or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Securities Intermediary and the Collateral Agent may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Security adversely affected thereby:

         (a) Change the amount or type of Collateral underlying a Security (except for the rights of holders of Stock Purchase Units to substitute the Treasury Securities for the Pledged Preferred Securities or the Pledged [Subordinated] Notes, as the case may be, or the rights of Holders of Treasury Stock Purchase Units to substitute Preferred Securities or [Subordinated] Notes, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

         (b) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

         (c) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment;

provided that if any amendment or proposal referred to above would adversely affect only the Stock Purchase Units or only the Treasury Stock Purchase Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (c) above.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 10.3. EXECUTION OF AMENDMENTS. In executing any amendment permitted by this Section, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section
7.01 of the Purchase Contract Agreement with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

         SECTION 10.4. EFFECT OF AMENDMENTS. Upon the execution of any amendment under this Section, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

         SECTION 10.5. REFERENCE OF AMENDMENTS. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the

Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.




                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.1. NO WAIVER. No failure on the part of the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         SECTION 11.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Securities Intermediary and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 11.3. NOTICES. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing

(including, without limitation, by telecopy) delivered to the intended recipient at the "ADDRESS FOR NOTICES" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         SECTION 11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

         SECTION 11.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 11.6. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. EXPENSES, ETC.. The Company agrees to reimburse the Collateral Agent and the Securities Intermediary for:

         (a) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

         (b) all reasonable costs and expenses of the Collateral Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 11.07;

         (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;

         (d) all fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Sections 9.03 and 9.09 of this Agreement; and

         (e) any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent and the Securities Intermediary in connection with the performance of their duties hereunder.

         SECTION 11.8. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

         (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledger.

         SECTION 11.9. NOTICE OF TAX EVENT, TAX EVENT REDEMPTION AND TERMINATION EVENT. Upon the occurrence of a Tax Event, a Tax Event Redemption or a Termination Event, the Company shall deliver written notice to the Collateral Agent and the Securities Intermediary. Upon the written request of the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not a Tax Event, a Tax Event Redemption or a Termination Event has occurred.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


CINERGY CORP.                               [                       ] as
                                            Purchase Contract Agent and
                                            as attorney-in-fact of the Holders
                                            from time to time of the Securities


By:_____________________________            By:__________________________
    Name:                                       Name:
    Title:                                      Title:


Address for Notices:                        Address for Notices:


Cinergy Corp.                               [                       ]
139 East Fourth Street               [                       ]
Cincinnati, OH 45202                 [                       ]
Attention:                                  Attention:
Telecopy:                                   Telecopy:
With a copy to:
[                       ]
[                       ]
[                       ]
Attention:
Telecopy:


[                       ]                   [                       ]
as Collateral Agent                         as Securities Intermediary


By:_____________________________            By:__________________________
    Name:                                       Name:
    Title:                                      Title:


Address for Notices:                        Address for Notices:

[                       ]                   [                       ]
[                       ]                   [                       ]
[                       ]                   [                       ]
[                       ]                   [                       ]
[                       ]                   [                       ]
Attention:                                  Attention:

Telecopy:                                   Telecopy:

                                                                       EXHIBIT A


                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                (Establishment of Treasury Stock Purchase Units)


[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
Attention:
Telecopy:

      Re:         Stock Purchase Units of Cinergy Corp.
                  (the "COMPANY") and CC Funding Trust I

                  The securities account of [                  ], as Collateral
                  Agent, maintained by the Securities Intermediary and
                  designated "[               ], as Collateral Agent of Cinergy
                  Corp., as pledgee of [                    ], as the Purchase
                  Contract Agent on behalf of and as attorney-in-fact for the Holders" (the "COLLATERAL ACCOUNT")

         Please refer to the Pledge Agreement, dated as of __________, 2001 (the
"PLEDGE AGREEMENT"), among the Company, you, as Collateral Agent,[         ], as
Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Stock Purchase Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

         We hereby notify you in accordance with Section 5.02 of the Pledge Agreement that the holder of securities named below (the "HOLDER") has elected to substitute $__________ Value of Treasury Securities or security entitlements thereto in exchange for [an equal Value of [Pledged Preferred Securities] [Pledged [Subordinated] Notes] relating to _________ Stock Purchase Units] and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements thereto to the Securities Intermediary, for credit to the Collateral Account.

         We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned [an equal Value of [Pledged Preferred Securities] [Pledged [Subordinated] Notes]] in accordance with Section 5.02 of the Pledge Agreement. We also hereby confirm that no Tax Event Redemption has occurred.



                                       [                                   ],
Date: as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Securities



                                       By:__________________________
                                          Name:
                                          Title:

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements thereto for the [Pledged Preferred Securities] [Pledged [Subordinated] Notes]:



-----------------------------                  ---------------------------------
           Name                                Social Security or other
                                               Taxpayer Identification Number,
                                               if any



----------------------------
         Address

----------------------------

----------------------------

                                                                       EXHIBIT B


                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                (Establishment of Treasury Stock Purchase Units)



[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
Attention:
Telecopy:


Re:      Stock Purchase Units of Cinergy Corp. (the
         "COMPANY") and CC Funding Trust I

         The securities account of [             ], as Collateral Agent,
         maintained by the Securities Intermediary and designated
         "[                          ], as Collateral Agent of Cinergy Corp., as
         pledgee of [                      ], as the Purchase Contract Agent on
         behalf of and as attorney-in-fact for the Holders" (the "COLLATERAL ACCOUNT")

         Please refer to the Pledge Agreement, dated as of _________________, 2001 (the "PLEDGE AGREEMENT"), among the Company, you, as Securities
Intermediary, [            ], as Purchase Contract Agent and as
attorney-in-fact for the holders of Stock Purchase Units from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Pledge Agreement.

         When you have confirmed that $__________ Value of Treasury Securities or security entitlements thereto has been credited to the Collateral Account by or for the benefit of _________, as Holder of Stock Purchase Units (the "HOLDER"), you are hereby instructed to release from the Collateral Account [an equal Value of [Preferred Securities or security entitlements thereto] [[Subordinated] Notes or security entitlements thereto]] relating to _____ Stock Purchase Units of the Holder] by Transfer to the Purchase Contract Agent.

                                                     [                       ],
                                                     as Collateral Agent
Dated:_______________


                                                     By:_______________________
                                                         Name:
                                                         Title:

Please print name and address of Holder:



--------------------------------             -----------------------------------
            Name                             Social Security or other
                                             Taxpayer Identification Number,
                                             if any



---------------------------------
          Address

---------------------------------

---------------------------------

                                                                       EXHIBIT C



                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
                   (Reestablishment of Stock Purchase Units )

[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
Attention:
Telecopy:

         Re: ____________ Stock Purchase Units of Cinergy Corp. (the "COMPANY") and CC Funding Trust I

         Please refer to the Pledge Agreement dated as of __________, 2001 (the
"PLEDGE AGREEMENT"), among the Company, you, as Collateral Agent, [        ], as
Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Stock Purchase Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

         We hereby notify you in accordance with Section 5.03(a) of the Pledge Agreement that the holder of securities listed below (the "HOLDER") has elected
to substitute [$         Value of [Preferred Securities or security entitlements
thereto] [[Subordinated] Notes or security entitlements thereto]] in exchange for $__________ Value of Pledged Treasury Securities and has delivered to the undersigned a notice stating that the holder has Transferred such [Preferred Securities or security entitlements thereto] [[Subordinated] Notes or security entitlements thereto] to the Securities Intermediary, for credit to the Collateral Account.

         We hereby request that you instruct the Securities Intermediary, upon confirmation that such [Preferred Securities or security entitlements thereto] [[Subordinated] Notes or security entitlements thereto] have been credited to the Collateral Account, to release to the undersigned $__________ Value of Treasury Securities or security entitlements thereto related to _____ Stock Purchase Units of such Holder in accordance with Section 5.03(a) of the Pledge Agreement. We also hereby confirm that no Tax Event Redemption has occurred.


                                            [                       ],
                                            as Purchase Contract Agent

Dated:_______________                       By:_______________________
                                                Name:
                                                Title:

Please print name and address of Holder electing to substitute [Preferred Securities or security entitlements thereto] [Pledged [Subordinated] Notes or security entitlements thereto] for Pledged Treasury Securities:


----------------------------                ------------------------------------
            Name                            Social Security or other
                                            Taxpayer Identification Number,
                                            if any


---------------------------------
          Address

---------------------------------

---------------------------------

                                                                       EXHIBIT D


                                   INSTRUCTION
                              FROM COLLATERAL AGENT
                           TO SECURITIES INTERMEDIARY
                    (Reestablishment of Stock Purchase Units)


[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
[                       ]
Attention:
Telecopy:

         Re: ___________ Stock Purchase Units of Cinergy Corp. (the "COMPANY") and CC Funding Trust I

                  The securities account of [                   ], as Collateral
                  Agent, maintained by the Securities Intermediary and
                  designated "[               ], as Collateral Agent of Cinergy
                  Corp., as pledgee of [            ], as the Purchase Contract
                  Agent on behalf of and as attorney-in-fact for the Holders" (the "COLLATERAL ACCOUNT")

         Please refer to the Pledge Agreement dated as of _________________, 2001 (the "PLEDGE AGREEMENT"), among the Company, you, as Securities
Intermediary, [           ], as Purchase Contract Agent and as attorney-in-fact
for the holders of Stock Purchase Units from time to time, and the undersigned, as Collateral Agent. Capitalized terms used herein but no defined shall have the meaning set forth in the Pledge Agreement.

         When you have confirmed that $ __________ Value of [Preferred Securities or security entitlements thereto] [[Subordinated] Notes or security entitlements thereto] has been credited to the Collateral Account by or for the benefit of ________________, as Holder of Stock Purchase Units (the "HOLDER"), you are hereby instructed to release from the Collateral Account $

________________ Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.

                                            [                       ],
                                            as Collateral Agent

Dated:_______________                       By:______________________________
                                                Name:
                                                Title:


-------------------------------             ---------------------------------
           Name                             Social Security or other
                                            Taxpayer Identification Number,
                                            if any


-------------------------------
        Address

-------------------------------

-------------------------------

                                                                       EXHIBIT E


                             NOTICE OF CASH SETTLEMENT FROM SECURITIES
                             INTERMEDIARY TO PURCHASE CONTRACT AGENT
                                     (Cash Settlement Amounts)

[                       ]
[                       ]
[                       ]
Attention:
Telecopy:

         Re: __________ Stock Purchase Units of Cinergy Corp. (the "COMPANY") and CC Funding Trust I

         Please refer to the Pledge Agreement dated as of _______________, 2001
(the "PLEDGE AGREEMENT"), by and among you, the Company, [      ], as Collateral
Agent and the undersigned, as Securities Intermediary. Unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein.

         In accordance with Section 5.05(d) of the Pledge Agreement, we hereby notify you that as of 11:00 a.m. (New York City time) on the fifth Business Day immediately preceding ___________, we have received (i) $ _______________ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to ________________ Stock Purchase Units and (ii) $ ___________ in immediately available funds paid in an aggregate amount equal to the Purchase Price to the Company on the Purchase Contract Settlement Date with respect to ______ Treasury Stock Purchase Units.


                                            [                        ],
                                            as Securities Intermediary,

Dated:_______________                       By:__________________________
                                                Name:
                                                Title:



                                     E-1